Exhibit 10.7

Baker Hughes Incorporated

2929 Allen Parkway, Suite 2100
Houston, TX 77019-2118
Direct: 713-439-8600
Fax: 713-439-8699
www.bakerhughes.com

Dawn Fuller
Legal Secretary
Global Real Estate
Direct: 713-439-8019
Fax: 713-439-8558
Dawn.Fuller@bakerhughes.com

August 15, 2013

VIA FEDERAL EXPRESS

Mrs. Annette Meier

Meier Properties Series, LLC

2221 N. 3250 West

Vernal, Utah 84078

Re:	1540 South 1700 East Circle Street, Naples, Utah

Dear Mrs. Meier:

Enclosed please find one (1) fully-executed First Amendment to Lease Agreement between Meier Properties Series, LLC, as lessor, and Baker Hughes Oilfield Operations, Inc., as lessee, covering the lease at 1540 South 1700 East Circle Street, Naples, Utah.

Please contact George Bernhardt, at 713-439-8061, if you have any questions or concerns.

Sincerely,

/s/ Dawn M. Fuller
Dawn M. Fuller,
Legal Secretary to George Bernhardt Managing Counsel – Global Real Estate

Enclosure

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date.

LESSOR:

MEIER PROPERTIES SERIES, LLC

	By:	/s/ Annette Meier
	Name:	Annette Meier
	Title:	Managing Member

LESSEE:

BAKER HUGHES OILFIELD OPERATIONS, INC.,
a California corporation

	By:	/s/ David E. Emerson
	Name:	David E. Emerson
	Title:	Vice President

FIRST AMENDMENT TO LEASE AGREEMENT

STATE OF UTAH	§
§
COUNTY OF UINTAH	§

This First Amendment to Lease Agreement (this “Amendment”) is made and entered into by and between MEIER PROPERTIES SERIES, LLC, a Utah limited liability company (“Lessor”), and BAKER HUGHES OILFIELD OPERATIONS, INC., a California corporation (“Lessee”), effective as of June 1, 2013 (the “Effective Date”). Capitalized Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Lease (hereinafter defined).

WITNESSETH:

WHEREAS, Lessor and Lessee (using the d/b/a “Baker Atlas”) entered into that certain Lease Agreement dated effective May 1, 2008 (the “Lease”), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor that certain property consisting of a 1.16 acre tract of land, commonly known as Lot 4, Roper’s Industrial Park, a PUD located in NW/4 NW/4 Sec. 31, T4S, R22E, SLM in the County of Uintah, Utah, having a street address of 1540 South 1700 East Circle Street, Naples, Utah (the “Premises”); and

WHEREAS, the Lease expires on May 31, 2013; and

WHEREAS, Lessor and Lessee have agreed to extend the Lease for a period of three (3) years and desire to execute this Amendment to set forth in writing such change make certain other changes in the terms and provisions of the Lease as hereafter provided;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

THAT, for and in consideration of the premises and of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Lessee to Lessor, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee do hereby covenant and agree as follows:

1.           Term. The Term of the Lease is extended for a period of three (3) years, commencing on June 1, 2013, and ending on May 31, 2016.

2.           Rent. Rent for the Premises during this extension shall be One Hundred Eight Thousand and No/100 Dollars ($108,000.00) per annum, which amount shall be payable in equal monthly installments of Nine Thousand and No/100 Dollars ($9,000.00) each, commencing on June 1, 2013, and continuing thereafter on the first day of each calendar month through the end of the Term, as extended hereby.

As hereby expressly amended, the Lease is ratified and confirmed to be in full force and effect.

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